Exhibit 99.1

Arch Therapeutics Obtains Additional Positive Results for AC5 Surgical Hemostatic DeviceTM in Preclinical Safety Study

AC5™ Safety Further Supported; Non-Irritant in Animal Testing

WELLESLEY, MA – January 13, 2015-- Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), developer of the AC5 Surgical Hemostatic Device™, obtained positive results when AC5TM was subjected to a standardized medical device test for irritation potential. The irritation test in animals is a major component of the International Organization for Standardization’s (ISO) required panel of biocompatibility testing necessary for medical devices prior to use in humans. AC5 is a unique development-stage hemostasis product being evaluated to control bleeding and fluid loss in order to provide faster and safer surgical and interventional care.

In this standard three-day in vivo rabbit model study, AC5 tested in relevant amounts was well tolerated, gave a zero (0) irritation score and was classified as a negligible irritant using a standardized scoring system. A device in this study can be classified and scored as negligible (0.0-0.4), slight (0.5-1.9), moderate (2.0-4.9) or severe (5.0-8.0). Results from this biocompatibility safety study indicate that AC5’s peptide structure and mechanism of action, which is based on the formation of a local physical-mechanical barrier at the wound site, does not promote application site erythema or edema, which are indices of irritation. This study represents further data supporting the absence of toxicity for AC5, and represents an important step in demonstrating biocompatibility of AC5.

Arch Therapeutics President and CEO Terrence Norchi, MD, stated, “These promising results underscore our positive expectations for AC5. We look forward to additional studies with AC5 that indicate its potential value in terms of safety, efficacy and user-friendliness.”

About Arch Therapeutics, Inc.
Arch Therapeutics, Inc. is a medical device company developing a novel approach to stop bleeding (hemostasis) and control leaking (sealant) during surgery and trauma care. Arch is developing products based on an innovative self-assembling peptide technology platform to make surgery and interventional care faster and safer for patients. Arch's flagship development stage product candidate, known as AC5 Surgical Hemostatic Device, is being designed to achieve hemostasis in minimally invasive and open surgical procedures.

Find out more at www.archtherapeutics.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board,
Terrence W. Norchi, MD
Arch Therapeutics, Inc.

Contact:

ARTH Investor Relations
Toll Free: +1-855-340-ARTH (2784) (US and Canada)
Email: investors@archtherapeutics.com
Website: www.archtherapeutics.com

Or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com